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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 12, 2000


                              STATION CASINOS, INC.
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             (Exact name of registrant as specified in its charter)


         Nevada                        000-21640                  88-0136443
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(State or other jurisdiction           (Commission            (I.R.S. Employer
of incorporation)                      File Number)          Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada                           89102
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (702) 367-2411


                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.


                  On June 12, 2000, Station Casinos, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Santa Fe Gaming Corporation, a Nevada corporation ("Santa Fe Gaming") and Santa Fe Gaming's wholly-owned subsidiary, Santa Fe Hotel, Inc., a Nevada corporation ("Santa Fe"). Pursuant to the Purchase Agreement, the Company has agreed to purchase substantially all of the assets of Santa Fe and an option to acquire an adjacent 21-acre parcel of real property for an aggregate purchase price of $205,000,000 (the "Acquisition"). In connection with the Purchase Agreement, the Company has agreed to make a $36,000,000 loan to Pioneer Hotel Inc. ("PHI"), a subsidiary of Santa Fe Gaming that is the owner and operator of the Pioneer Hotel & Gambling Hall in Laughlin, Nevada, subject to receipt of certain consents and approvals, including bankruptcy court approval related to PHI. The amount loaned to PHI will be credited against the purchase price of Santa Fe. Consummation of the Acquisition is subject to the satisfaction of certain conditions, including receipt of necessary approvals of the Nevada Gaming Commission.

                  On June 13, 2000, the Company issued a press release regarding the Acquisition. Such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (a)    Not applicable

           (b)    Not applicable

           (c)    The following documents are filed as exhibits to this report:

EXHIBIT NO.               DESCRIPTION
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99.1                      Press Release dated June 13, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Station Casinos, Inc.



Date: June 19, 2000              By:  /s/ Glenn C. Christenson
                                       ------------------------
                                        Glenn C. Christenson
                                        Executive Vice President, Chief
                                        Financial Officer, Chief Administrative
                                        Officer and Treasurer


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                                  EXHIBIT INDEX

EXHIBIT
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99.1           Press Release dated June 13, 2000.



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